EXHIBIT 3.1
Articles of Incorporation of Han Logistics, Inc.




                                                                  Filing Fee
                                                                  Receipt #
                            Articles of Incorporation
                              (PURSUANT TO NRS 78)
                                 STATE OF NEVADA
                               Secretary of State

(For filing office use)                                  (For filing office use)
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    IMPORTANT: Read instructions on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)

1.   NAME OF CORPORATION: Han Logistics, Inc.

2. RESIDENT AGENT: (designated resident agent and his, her or its STREET ADDRESS in Nevada where process may be served)

     Name of Resident Agent: Amee Han

     Street Address: 2475 Robb Drive, #125, Reno, Nevada 89523

3. SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value: 50,000,000 shares of common stock Par value: $.001 Number of shares without par value: None.

4.   GOVERNING BOARD:   X Directors          Trustees
                       ---                ---
     The FIRST BOARD OF DIRECTORS shall consist of two members and the names and addresses are as follows (attach additional pages if necessary):

         Amee Han                     2475 Robb Drive, #125, Reno, Nevada  89523

         Kathleen M. Kennedy          465 Len Circle, Reno, Nevada  89511

5. PURPOSE (optional--see reverse side): The purpose of the corporation shall be: To transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Nevada.

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 5
                                                                     ---

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized.) (Attach additional pages if there are more than two incorporators.)


                                            Amee Han
     -------------------------------        ------------------------------------
     Name (print)

                                            2475 Robb Drive, #125, Reno,  Nevada
                                            89523
     -------------------------------        ------------------------------------
     Address        City/State/Zip

                                            /s/ Amee Han
     -------------------------------        ------------------------------------
     Signature                              Amee Han

     State of      County of                State of Nevada     County of Washoe
              ----           -----

     This instrument  was  acknowledged     This  instrument  was   acknowledged
     before me on _________, 19__, by       before me on June 29, 1999,  by

                                            /s/ Amee Han
     -------------------------------        ------------------------------------
             Name of Person                 Amee Han

     as incorporator                        as incorporator of
     of                                     Han Logistics, Inc.
        ----------------------------        ------------------------------------
        (name of party on behalf of
        whom instrument was executed)

                                            /s/ Koreen A. Graciano
     -------------------------------        ------------------------------------
         Notary Public Signature                 Notary Public Signature

     (affix notary stamp or seal)           (affix notary stamp or seal)


8.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

The undersigned, Amee Han, hereby accepts appointment as Resident Agent for the above named corporation.

/s/ Amee Han                                                      6-29-99
-----------------------------------------------------------   ------------------
Signature of Resident Agent                                       Date

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9. The corporation shall have perpetual existence.

10. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a) To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present unless the act of a greater number is required by the laws of the state of incorporation, these Articles or the Bylaws of the corporation.

          (b) To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

          (c) To fix the amount to be reserved as working capital over and above its capital stock paid in.

          (d) To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

          (e) To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided by resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, if in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine without vote or consent of the shareholders.

     The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all the property or assets of the corporation, including its goodwill, if not in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine, provided that such sale shall be authorized or ratified by the

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

affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The Board of Directors shall have power and authority to merge or consolidate the corporation upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The corporation shall be dissolved upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

11. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law.

     No contract or other transaction of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to whom such fact or relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the shareholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

     The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation.

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

This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

12. Each director and each officer of the corporation shall be indemnified by the corporation as follows:

          (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

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

          (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding,  or  (ii)  if  such  quorum  is  not  obtainable  or,  even  if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

          (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

          (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

          (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

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13. Whenever a compromise or arrangement is proposed by the corporation  between it and its creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of a majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, as the case may be, and also on said corporation.

14. No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.

15. Meetings of shareholders may be held at any time and place as the Bylaws shall provide. At all meetings of the shareholders, a majority of all shares entitled to vote shall constitute a quorum.

16. Cumulative voting shall not be allowed.

17. These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

18. Any action for which the laws of the State of Nevada require the approval of two-thirds of the shares of any class or series entitled to vote with respect thereto, unless otherwise provided in the Articles of Incorporation, shall require for approval the affirmative vote of a majority of the shares of any class or series outstanding and entitled to vote thereon.

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19. No director shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under the laws of the State of Nevada, and except for any matter in respect of which such director shall be liable by reason that he (i) has breached his duty of loyalty to the corporation or its shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit. Neither the amendment nor repeal of this Article 19, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article 19, shall eliminate or reduce the effect of this Article 19 in respect of any matter occurring, or any cause of action, suite or claim that, but for this Article 19, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

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